                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                NAMES UNDER WHICH
                              STATE OF           SUBSIDIARY DOES
        SUBSIDIARY          INCORPORATION            BUSINESS
        ----------          -------------       -----------------
PMB Enterprises West, Inc.   New Mexico     PMB Enterprises West, Inc.
                                            Pancho's Mexican Buffet
                                            Pancho's Mexican Buffet
                                            Advertising
                                            Pancho's Mexican Buffet
                                            Commissary Supply Co.
                                            Pancho's Mexican Buffet
                                            Construction

---------------

The above schedule includes all significant subsidiaries of the Company as defined in Rule 1-02(w) of Regulation S-X.